Exhibit 99.1
CYBERKINETICS’ BRAINGATE SYSTEM ENABLES THOUGHT-DRIVEN COMPUTER CONTROL FOR FIRST ALS PATIENT IN PILOT CLINICAL TRIAL
Data Presented at the Annual Meeting of the Society for Neuroscience
FOXBOROUGH, MA, October 14, 2006 — Cyberkinetics Neurotechnology Systems, Inc. (OTCBB:CYKN; Cyberkinetics) announced that Leigh R. Hochberg, M.D., Ph.D., Principal Investigator in the pilot trial of the BrainGate Neural Interface System (BrainGate), presented preliminary findings from the trial’s first participant with ALS (amyotrophic lateral sclerosis or Lou Gehrig’s disease) in his presentation at the Annual Meeting of the Society for Neuroscience in Atlanta, Georgia. Dr. Hochberg discussed initial scientific and clinical observations related to the participant, who is unable to speak or move due to advanced ALS. The participant was nonetheless immediately able to use his own thoughts and the BrainGate System to control a computer cursor.
“ALS is a progressive degenerative disease that damages spinal motor neurons and some neurons in the motor cortex itself, so we are extremely encouraged to see robust neural activity in the motor cortex of the first ALS participant. While the results are still preliminary, the participant has been able to sufficiently modulate his brain activity to control an external device with periods of impressive speed and accuracy,” said John Donoghue, Ph.D., Founder and Chief Scientific Officer of Cyberkinetics and Professor, Department of Neuroscience at Brown University. “Furthermore, the ability to obtain recordings from the motor cortex in a person with ALS provides us with a unique measure of brain function and, potentially, insight into the nature of disease progression in ALS.”
Lucie Bruijn, Ph.D., Science Director for the ALS Association added, “While researchers continue to search for therapies to significantly slow the disease, there is still a tremendous need for new technologies that can help improve the lives of people living with ALS. The recent advances with brain interface technologies give us hope that it is possible to develop a technology that will be easy to use and that can restore a sense of independence and improved quality of life for many people who are unable to move or talk.”
“The goal of this pilot trial is to evaluate the safety and potential usefulness of the BrainGate System in people with ALS. Based on the preliminary results obtained by the first participant, we are optimistic that we may be able to achieve these objectives,” commented Timothy R. Surgenor, Cyberkinetics’ President and Chief Executive Officer. “Restoring the ability to communicate for those with ALS represents a significant quality-of-life advance. If we are able to replicate these results and overcome a number of significant challenges in the development of the device, this population may become an important target for early application of BrainGate technology.”
Summary of Preliminary Results
In his talk, “Voluntary modulation of motor cortical activity by a person with amyotrophic lateral sclerosis: initial BrainGate experience,” Dr. Hochberg presented data that suggest it is possible, even for a person with ALS, to voluntarily excite cells in their motor cortex by simply imagining moving, or intending to move, a paralyzed limb. According to preliminary findings, the participant, a 37 year-old man who is unable to speak or move his arms or legs, demonstrated the ability to voluntarily modulate his cortical activity to control a computer cursor and communication software. Further, once the neural decoder was calibrated (then a 20-30 minute process—now a 5-10 minute process) no learning time was required for a person with ALS to demonstrate initial control of a computer cursor using the BrainGate System. Over the first three months of testing, the BrainGate System recorded an average of 109 neurons each day. On the first day of attempted cortical control, with no prior training, the participant demonstrated good control of the computer cursor – achieving almost 70% accuracy on a point-to-point cursor-movement task.
In addition to his role as Principal Investigator in the BrainGate clinical trial, Dr. Hochberg is an Instructor in Neurology at Harvard Medical School and a member of the neurology staff at Massachusetts General Hospital, Brigham and Women’s Hospital and the Spaulding Rehabilitation Center. He is also Associate Investigator, Rehabilitation Research and Development Service, Center for Restorative and Regenerative Medicine, Department of Veterans Affairs, Providence, Rhode Island, as well as an Investigator in Neuroscience at Brown University.
A copy of Dr. Hochberg’s abstract is available from Cyberkinetics’ website in the Media Kit at www.cyberkineticsinc.com. For specific information about BrainGate™ clinical trials please send an email to braingateinfo@cktrial.com.
About the BrainGate System
The BrainGate Neural Interface System is a proprietary, investigational brain-computer interface (BCI) that consists of an internal sensor to detect brain cell activity and external processors that convert these brain signals into a computer-mediated output under the person’s own control. The sensor is a tiny silicon chip about the size of a baby aspirin with one hundred electrodes, each thinner than a human hair, that can detect the electrical activity of neurons. The sensor is implanted on the surface of the area of the brain responsible for movement, the motor cortex. A small wire connects the sensor to a cart containing computers, signal processors and monitors that enable the study operators to determine how well study participants can control devices driven by their neural output – that is, by thought alone. The ultimate goal of the BrainGate System development program is to create a safe, effective and unobtrusive universal operating system that will enable those with motor impairments resulting from a variety of causes to quickly and reliably control a wide range of devices, including computers, assistive technologies and medical devices, simply by using their thoughts.
A pilot study of the BrainGate System is currently underway in those with severe paralysis resulting from spinal cord injury (SCI), muscular dystrophy, or with “locked-in” syndrome (tetraplegia and the inability to speak) secondary to stroke. A second pilot study is currently enrolling individuals with ALS or other Motor Neuron Diseases at the Massachusetts General Hospital in Boston, Massachusetts.

About ALS
ALS, commonly known as Lou Gehrig’s disease or Motor Neuron Disease, is a progressive neurodegenerative disease that attacks motor neurons in the brain (upper motor neurons) and spinal cord (lower motor neurons). These motor neurons control the movement of voluntary muscles. When the motor neurons can no longer send impulses to the muscles due to ALS, the muscles begin to waste away (atrophy), causing increased muscle weakness. Motor neuron, or nerve cell, death makes it impossible for the brain to control muscles or signal them to move. 30,000 people throughout the U.S. currently have ALS, and 8,000 new cases are diagnosed each year. Presently, there is no cure for ALS.
About Cyberkinetics Neurotechnology Systems, Inc.
Cyberkinetics Neurotechnology Systems, Inc., a leader in the neurotechnology industry, is developing neural stimulation, sensing and processing technology to improve the lives of those with severe paralysis resulting from spinal cord injuries, neurological disorders and other conditions of the nervous system. Cyberkinetics’ product development pipeline includes: the Andara™ Oscillating Field Stimulator (OFS™) Device, an investigative device designed to stimulate regeneration of the neural tissue surrounding the spinal cord and to restore sensation and motor function; the BrainGate System, an investigative device designed to provide communication and control of a computer, assistive devices, and, ultimately, limb movement; and the NeuroPort™ System, which is cleared to market in the United States, a neural monitor designed for acute inpatient applications and labeled for temporary (less than 30 days) recording and monitoring of brain electrical activity. Additional Information is available at Cyberkinetics’ website at http://www.cyberkineticsinc.com.
Forward-Looking Statements
This announcement contains forward-looking statements, including statements about Cyberkinetics’ product development plans and progress. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and can be identified by the use of forward-looking terminology such as “may,” “will,” “believe,” “expect,” “anticipate” or other comparable terminology. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in forward-looking statements and reported results shall not be considered an indication of our future performance. Factors that might cause or contribute to such differences include our limited operating history; our lack of profits from operations; our ability to successfully develop and commercialize our proposed products; a lengthy approval process and the uncertainty of FDA and other governmental regulatory requirements; clinical trials may fail to demonstrate the safety and effectiveness of our products; the degree and nature of our competition; our ability to employ and retain qualified employees; compliance with recent legislation regarding corporate governance, including the Sarbanes-Oxley Act of 2002; as well as those risks more fully discussed in our public filings with the Securities and Exchange Commission, all of which are difficult to predict and some of which are beyond our control.
Cyberkinetics Contact:
Elizabeth A. Razee, Manager, Corporate Communications
508-549-9981, Ext. 109; Cell: 508-468-5464; erazee@cyberkineticsinc.com

MacDougall Biomedical Communications Contact:
Kari Watson, Media Relations
508-647-0209; kwatson@macbiocom.com
ALS Association Contact:
Jeff Snyder, Vice President of Communications
(818) 587-2220, jeff@alsa-national.org
Brown University Contact:
Wendy Lawton, Senior Science Writer
401-863-1862; Cell: 401-837-6055; wendy_lawton@brown.edu
Massachusetts General Hospital Contact
Susan McGreevey, MGH Public Affairs
617-724-2764; E-mail: smcgreevey@partners.org